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                          FUND PARTICIPATION AGREEMENT

                                      Among

                                     [FUND],

                                 [DISTRIBUTOR],

                                   [ADVISER],

                                       And

                                    [COMPANY]


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                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I.               Fund Shares

ARTICLE II.              Representations and Warranties

ARTICLE III.             Prospectuses, Reports to Shareholders and
                         Proxy Statements; Voting

ARTICLE IV.              Sales Material and Information

ARTICLE V.               Diversification

ARTICLE VI.              Potential Conflicts

ARTICLE VII.             Indemnification

ARTICLE VIII.            Applicable Law

ARTICLE IX.              Termination

ARTICLE X.               Notices

ARTICLE XI.              Miscellaneous

SCHEDULE A               Separate Accounts and Contracts

SCHEDULE B               Participating Series


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                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT, made as of this ___ day of ____________, 2002 by and among [Company] ("Company"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on SCHEDULE A attached as it may be amended from time to time (the "Separate Accounts"); ___________________ (the "Fund"); ___________________ (the "Distributor"); and ___________________ (the
"Adviser").

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

         WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Fund; and

         WHEREAS, the Fund intends to make available shares of its series set forth on SCHEDULE B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of the Company; and

         WHEREAS, the Company is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed in Schedule A under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by the Company for distribution (the "Contracts"); and

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Distributor and the Adviser agree as follows:

                             ARTICLE I. FUND SHARES

1.1 The Fund and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Fund or its designee of such order.

     A. For purposes of this Agreement, the Company shall be the designee of the Fund and Distributor for receipt of orders from each Separate Account and receipt


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by the Company constitutes receipt by the Fund, provided that the Fund receives notice of orders by 9:30 a.m. (Eastern time) on the next following Business Day.

     B. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.

1.2 The Board of Directors of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.

1.3 The Fund and the Distributor agree that shares of the Fund or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Fund or any of its Series will be sold to the general public.

1.4 The Fund and the Distributor agree to redeem for cash, at the Company's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.

     A. For the purposes of this Agreement, the Company shall be the designee of the Fund for receipt of redemption requests from each Separate Account and receipt by the Company constitutes receipt by the Fund, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.

1.5 The Company agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.

     A. The Company will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

     B. In the event of net purchases, the Company will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

     C. In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Fund shares is made.

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1.6 Issuance and transfer of the Series' shares will be by book entry only.
Share certificates will not be issued to the Company or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to the Company the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.

1.7 The Distributor shall notify the Company in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time (by wire or telephone, followed by written confirmation). The Company elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify the Company of the number of shares issued as payment of dividends and distributions. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.8 The Distributor shall make the net asset value per share of each Series available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time.

     A. If the Distributor provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

     B. The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Fund and/or its agents shall indemnify and hold harmless the Company against any amount the Company is legally required to pay qualified plans ("Plans") or annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Fund or its agents result in a gain to the Company, the Company shall immediately reimburse the Fund, the applicable Series or its agents for any material losses incurred by the Fund, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to the Plans or Contract owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the

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applicable Series or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Series or its agents; but the Company shall not be obligated to take legal action against the Plans or Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that:

     A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law;

     B. The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

     C. The Company is duly organized and in good standing under applicable law.

     D. The Company has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

2.2 The Fund and the Distributor represent and warrant that:


     A. Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

     B. Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

     C. Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

     D. The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

     E. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

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2.3 The Fund and the Adviser represent and warrant that:

     A. The Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code"). The Fund and Adviser will make every effort to maintain such qualification and that both will notify the Company immediately in writing upon having a reasonable basis for believing that the Fund has ceased to qualify or that the Fund might not qualify in the future.

     B. The Fund is duly organized and validly existing under the laws of the state of its incorporation.

     C. The Fund does and will comply in all material respects with the 1940
Act.

     D. The Fund has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.4 The Distributor represents and warrants that:

     A. It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Fund and the Company in material compliance with the laws and regulations and any applicable state and federal laws and regulations.

 ARTICLE III. PROSPECTUSES; REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

3.1 The Fund, at its expense, will print and provide the Company with as many copies of the Series' current prospectus(es) and statement of additional information as the Company may reasonably request to deliver to existing Contract owners. At the Company's request, the Fund will provide, in lieu of the printed prospectuses, camera-ready film, computer diskettes or typeset electronic document files containing the Series' prospectus(es) and statement of additional information for printing by the Company at the Fund's expense. the Company will deliver, at the Fund's expense, the Series' prospectus(es) and statement of additional information to existing Contract owners.

     A. The Company may elect to print the Series' prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. In this case, the Fund's share of the total expense for printing and delivery of the combined prospectus shall be

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determined pro-rata based upon the page count of the Series' prospectus as compared to the total page count for the combined prospectus containing all other funds offered under the Contracts.

3.2 The Company, at its expense, will print the Contract prospectus for use with prospective owners of Contracts. If the Company chooses to receive camera-ready film, computer diskettes or typeset electronic document files in lieu of receiving printed copies of the Series' prospectus(es) and statement of additional information, the Fund shall bear the cost of providing the camera-ready film, diskettes or type-set electronic document files.

3.3 The Fund, at its expense, will provide the Company with copies of its reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing, at the Fund's expense, to Contract owners.

3.4 The Fund will provide the Company with copies of its proxy solicitations applicable to the Series. the Company, at the Fund's expense, will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

     A. To the extent permitted by applicable law, the Company reserves the right to vote Series shares held in any Separate Account in its own right.

     B. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.5 The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund prior to use, each piece of sales literature or advertising prepared by the Company in which the Fund, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Fund, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Fund.

4.2 The Company will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information or

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representations contained in: (a) the registration statement or Series prospectus(es), (b) reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Fund.

4.3 The Fund shall furnish, or shall cause to be furnished, to the Company prior to use, each piece of sales literature or advertising prepared by the Fund in which the Company, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if the Company reasonably objects to its use within ten (10) Business Days following receipt by the Company.

4.4 Neither the Fund nor the Distributor or the Adviser will, without the permission of the Company, make any representations or statements on behalf of the Company, the Contracts, or the Separate Accounts or concerning the Company, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by the Company.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.

4.6 The Company will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

                           ARTICLE V. DIVERSIFICATION

5.1 The Fund and the Adviser represent and warrant that, at all times, each Series will comply with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Fund will notify the Company immediately of such event and the Adviser will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation ss.1.817-5.

                         ARTICLE VI. POTENTIAL CONFLICTS

6.1 The Board of Directors of the Fund will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all

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separate accounts investing in the Series. The Board of Directors of the Fund shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2 The Company will report any potential or existing material irreconcilable conflict of which it is aware to the Board of Directors of the Fund. This includes, but is not limited to, an obligation by the Company to inform the Board of Directors of the Fund whenever Contract owner voting instructions are disregarded.

6.3 If it is determined by a majority of the Board of Directors of the Fund, or a majority of its independent Directors, that a material irreconcilable conflict exists due to issues relating to the Contracts, the Company will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.

6.4 The Company, at the request of the Adviser will, at least annually, submit to the Board of Directors of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

                          ARTICLE VII. INDEMNIFICATION

7.1 Indemnification by the Company

     A. The Company agrees to indemnify and hold harmless the Distributor, the Adviser, the Fund and each of their directors (if applicable), officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

           1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the


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Contracts or in the Contracts themselves or in sales literature generated or approved by the Company applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

           2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 7.2 (A)(1)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

           3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 7.2(A)(1) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

           4. Arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

           5. Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; as limited by and in accordance with, Sections 7.1(B) and 7.1(C) hereof.

     B. The Company shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or Distributor, whichever is applicable.

     C. The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the

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Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. the Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Fund.

7.2  Indemnification by the Distributor, the Adviser, and the Fund

     A. The Distributor, the Adviser, and the Fund agree to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, the Adviser, and the Fund, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:

           1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for purposes of Article this VII) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

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           2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund, Adviser or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Series shares; or

           3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Distributor, the Adviser, or the Fund; or

           4. Arise out of or result from any failure by the Distributor, the Adviser, or the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

           5. Arise out of or result from any material breach of any representation and/or warranty made by the Distributor, the Adviser, or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor, the Adviser, or the Fund; as limited by, and in accordance with, Sections 7.2(B) and 7.2(C) hereof.

     B. The Distributor, the Adviser, or the Fund shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

     C. The Distributor, the Adviser, or the Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor, the Adviser, or the Fund, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor, the Adviser, or the Fund of any such claim shall not relieve the Distributor, the Adviser, or the Fund from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor, the Adviser, and the Fund shall be entitled to participate, at their own expense, in the defense thereof. The Distributor, the Adviser, and the Fund also shall be entitled to assume

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the defense thereof, with counsel satisfactory to the party named in the action.
After notice from the Distributor, the Adviser, and the Fund to such party of their election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor, the Adviser, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Indemnified Parties shall promptly notify the Distributor, the Adviser, and the Fund of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3 Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.4 With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.5 If a party is defending a claim and indemnifying another party hereto, and:
(i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within five
(5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a

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Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.5 shall NOT apply.

7.6 The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a DE NOVO proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

                          ARTICLE VIII. APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

8.2 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                             ARTICLE XI. TERMINATION

9.1 This Agreement shall continue in full force and effect until the first to occur of:

     A. Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

     B. Termination by the Company by written notice to the Fund, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or,

     C. Termination by the Company upon written notice to the Fund with respect to any Series in the event that such Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

     D. Termination by the Company upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section 5.1 of this Agreement.

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     E. Termination upon mutual written agreement of the parties to this
Agreement.

9.2 Effect of Termination.

     A. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Fund, redeem investments in the Series and invest in the Series through additional purchase payments.

     B. The Company agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

     C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

                               ARTICLE X. NOTICES

10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:





If to the Distributor:

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If to the Adviser:





If to the Company:                                            With a copy to:




                            ARTICLE XI. MISCELLANEOUS

11.1 Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

[COMPANY]
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By:
   --------------------------------------------------------------------------
Its


FUND

By:
   ------------------------------------------------------------------------
Its


DISTRIBUTOR

By:
   ------------------------------------------------------------------------
Its


ADVISER

By:
   ------------------------------------------------------------------------
Its

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                                   SCHEDULE A

                         SEPARATE ACCOUNTS AND CONTRACTS

-------------------------------------------------------------------------------
NAME OF SEPARATE ACCOUNT AND DATE          CONTRACT FORM NUMBERS
ESTABLISHED

------------------------------------------ ------------------------------------

------------------------------------------ ------------------------------------

------------------------------------------ ------------------------------------

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                                       19



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                                   SCHEDULE B

                              PARTICIPATING SERIES